Exhibit 99.1

Benihana Inc. Reports Total Restaurant Sales and Comparable Restaurant Sales for the Third Four-Week Period & Twelve-Week Period of the Third Fiscal Quarter 2011

MIAMI--(BUSINESS WIRE)--January 6, 2011--Benihana Inc. (NASDAQ: BNHNA; BNHN), operator of the nation’s largest chain of Japanese theme and sushi restaurants, today reported total restaurant sales and comparable restaurant sales for the third four-week period (December 6, 2010 – January 2, 2011) and the twelve-week period (October 11, 2010 – January 2, 2011) of the third fiscal quarter 2011.

For the third four-week period, total restaurant sales increased 3.4% to $26.9 million from $26.0 million, while Company-wide comparable restaurant sales increased 3.9% representing the eleventh consecutive period of comparable restaurant sales increases. By concept, comparable restaurant sales increased 5.6% at Benihana Teppanyaki and 0.5% at RA Sushi, but decreased 1.4% at Haru. There were a total of 388 store-operating weeks in the third four-week period of the third fiscal quarter 2011 compared to a total of 392 store-operating weeks in the third four-week period of the third fiscal quarter 2010.

For the twelve-week period, total restaurant sales increased 3.6% to $72.6 million in the third fiscal quarter 2011 from $70.1 million in the third fiscal quarter 2010, while Company-wide comparable restaurant sales increased 4.4%, representing the fourth consecutive quarter of comparable restaurant sales increases. By concept, comparable restaurant sales increased 7.3% at Benihana Teppanyaki, but decreased 1.5% at RA Sushi and 1.1% at Haru. There were a total of 1,158 store-operating weeks in the third fiscal quarter 2011 compared to a total of 1,176 store-operating weeks in the third fiscal quarter 2010.

Richard C. Stockinger, Chairman, Chief Executive Officer and President, said, “We are delighted to have ended the recent holiday season on solid ground with yet another period of comparable sales growth. Despite having launched the Benihana Teppanyaki Renewal Program 15 months ago, which makes year-over-year comparisons more challenging, our rejuvenated flagship concept continues to demonstrate its brand relevance, with quarterly traffic trends up 11.4% compared to the same quarter a year ago. We are also encouraged by RA Sushi’s return to positive territory, and are making progress with our current promotional and marketing efforts in strengthening both of our sushi brands.”

About Benihana

Headquartered in Miami, Benihana Inc. (NASDAQ: BNHNA; BNHN) is the nation's leading operator of Japanese theme and sushi restaurants with 97 restaurants nationwide, including 63 Benihana Teppanyaki restaurants, nine Haru sushi restaurants, and 25 RA Sushi restaurants. In addition, 20 franchised Benihana Teppanyaki restaurants are operating in the United States, Latin America and the Caribbean.

To learn more about Benihana Inc. and its three restaurant concepts, please view the corporate video at www.benihana.com/about/video.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of the Benihana, including, without limitation: risks related to Benihana’s business strategy, including the Renewal Program and marketing programs; risks related to Benihana’s ability to operate successfully in the current challenging economic environment; risks related to Benihana’s efforts to strengthen its Benihana Teppanyaki concept and build its RA Sushi and Haru brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although Benihana believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in Benihana’s filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings. Benihana does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

CONTACT:
ICR
Raphael Gross, 203-682-8253